                         NOTICE OF GUARANTEED DELIVERY

                                       TO

                     TENDER SHARES OF SERIES A COMMON STOCK

                                       OF

                             THE PRESLEY COMPANIES
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 7, 1999

                                       BY

                                  WILLIAM LYON
                                      AND

                                WILLIAM H. LYON

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of Series A Common Stock, par value $.01 per share (the "Series A Shares"), of The Presley Companies, a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)), or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           By Mail:                        By Hand:                 By Overnight Delivery:
   Reorganization Department       Reorganization Department       Reorganization Department
         P.O. Box 3301                   120 Broadway                 85 Challenger Road
  South Hackensack, NJ 07606              13th Floor              Mail-Stop Reorg. Department
                                      New York, NY 10271           Ridgefield Park, NJ 07660

                           By Facsimile Transmission
                       (For Eligible Institutions Only):
                                 (201) 296-4293

                             Confirm by Telephone:
                                 (201) 296-4860

                           For Information Telephone:
                                 (888) 566-9474

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

     The undersigned hereby tenders to William Lyon, an individual, and William
 H. Lyon, an individual, (together the "Purchasers"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 7, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Series A Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

 Number of Series A Shares:
 ------------------------------------------------------------------------------

 Certificate No(s). (if available):
 ------------------------------------------------------------------------------

 Check box if Series A Shares will be tendered by book-entry transfer: [ ]

 Account Number at The Depository Trust Company:
 --------------------------------------------------------------

 Name(s) of Record Holder(s):
 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
                             (Please Type or Print)

 Address(es):
 ------------------------------------------------------------------------------
                               (Include Zip Code)

 Area Code and Tel. No.:
 ------------------------------------------------------------------------------

 Signature(s)
 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------

 Dated:
 -------------------------- , 1999

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a commercial bank or trust company having an office or correspondent in the United States or a firm that is a member in good standing of a registered national securities exchange and which is a participant in any of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees (a) that the above named person(s) "own(s)" the Series A shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that the tender of Series A Shares effected hereby complies with Rule 14e-4, and (c) to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Series A Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Series A Shares into the Depositary's accounts at the Book-Entry Transfer Facility, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

 Name of Firm:
 --------------------------------------

 Address:
 --------------------------------------------

 -----------------------------------------------------
                                                                      (Zip Code)
 Area Code and Telephone No.:
 ----------------------

-----------------------------------------------------
                            (Authorized Signature)
Name:
----------------------------------------------
                                (Please Print)

Title:
-----------------------------------------------

Dated:
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NOTE: DO NOT SEND SHARE CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATE(S) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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